UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2007 (March 13, 2007)

DIAMOND DISCOVERIES INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-31585	06-1579927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Jevlan Drive, Suite 1 Woodbridge, Ontario, Canada		L4L 8G3
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (416) 527-0617

Not applicable
(Former name or former address, if changed since last report.)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 13, 2007, Diamond Discoveries International Corp. (the “Company”) announced that Antonio Sciacca joined the Board of Directors of the Company.

A copy of the press release announcing the appointment is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits

99.1 Press Release entitled “Diamond Discoveries Appoints Antonio (Tony) Sciacca to Board of Directors” dated March 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND DISCOVERIES INTERNATIONAL CORP.
(Registrant)

Date: March 14, 2007	By:	/s/ Edward C. Williams
Edward C. Williams
Chairman, President, CEO, Secretary And Treasurer